EXHIBIT 23

                       Consent of Independent Accountants


            We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-13511) of Universal Stainless & Alloy Products, Inc. of our report dated September 4, 1998, which appears on page 3 of the Annual Report of the Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan for the years ended June 30, 1998 and 1997, included in this Annual Report on Form 11-K.





PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
September 25, 1998


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